PART II – OFFERING CIRCULAR

North Lion

Holding Corporation

Corporate:

North Lion Holding Corporation

16192 Coastal Highway

Lewes, Delaware 19958

 (418) 655-9734

http://www.NorthLionHolding.com

Best Efforts Offering of TEN MILLION Common Stock Shares

Offering Price per Common Stock Share:  $0.001 per Share (USD)

Minimum Purchase: ONE HUNDRED Common Stock Shares ($30.00 USD)

Minimum Offering: ONE MILLION Common Stock Shares

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of TEN MILLION Common Stock Shares are being offered to the public at $0.30 per Share. The minimum number of Common Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is ONE MILLION. A maximum of $3,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

DATED: August 1st, 2016

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THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$0.30	$0.00	$0.00
Total Minimum	1,000,000	$300,000	$0.00	$300,000
Total Maximum	10,000,000	$3,000,000	$0.00	$3,000,000.00

1)

We are offering a maximum of TEN MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

4)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

5)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN

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WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Online Gaming Technologies Industry Risks

Online Gaming Technologies Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Online Gaming Technologies Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products, services or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products, Services and Assets may be adversely affected by the general economic climate, the General Online Gaming Market Conditions such as oversupply of related products or a reduction in demand for Online Gaming products in the areas in which the Company’s Products, Services and Assets are located, competition from other Online Gaming Companies, and the Company’s ability to provide adequate Online Gaming Products.  Revenues from the Company’s Products, Services and Assets are also affected by such factors such as the costs of product production and operations, as well as global and national market conditions.

Because Online Gaming Technology Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products and Services Produced or Assets Acquired by, or produced by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Units is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

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It Has Not Been Determined by Legal Proceedings of Federal or State Legislation If the Company’s Online Social Fantasy Sports Platform May Constitute Illegal Internet Gambling

Online gambling is illegal or highly regulated in only a few states (such as Nevada). To the best of the Company’s knowledge, no Court or Federal or State Legislature has made a determination as to whether or not that the Company’s Online Social Fantasy Sports Platform, or similar Social Fantasy Sports Platforms, would or would not constitute internet “gambling”.  If a Court or Legislative body where to determine that the Company’s Online Social Fantasy Sports Platform does constitute illegal internet “gambling,” the Company could face fines and/or termination of its Online Social Fantasy Sports Platform.  In either case, the Company’s ability to continue its Online Social Fantasy Sports Platform Operations and would most likely cease, resulting in a termination of the Company’s entire business operations and the complete loss of any investment in the Company.  The Company can provide no assurances that a Court and/or Legislative body may not at some point in the future determine that the Company’s Online Social Fantasy Sports Platform does constitute illegal internet “gambling”.

The Company’s Social Fantasy Sports Platform Has Age and Residence Restrictions That May be Ignored by Users and Potential Customers

Because the Company’s preferred method of transacting payments is via credit card, the Company may require that potential customers of the Company’s Online Social Fantasy Sports Platform be at least 18 years of age.  In addition, six states within the United States of America currently prohibit the use of money to pay to play online video games (Arizona, Arkansas, Illinois, Iowa, Louisiana, and Maryland).  As a condition of using the Company’s Online Social Fantasy Sports Platform, the Company will notify potential customers about these limitations and inform them that if they are under the age of 18 and/or live in one of these six states, they cannot use the Company’s Online Social Fantasy Sports Platform.  However, there can be no guarantee that potential customers of the Company’s Online Social Fantasy Sports Platform will honor these restrictions because it is very difficult to accurately verify the correctness of information provided to the Company.  Under the Terms of Service of the Company’s Online Social Fantasy Sports Platform, the Company notifies all potential users of the Company’s Online Social Fantasy Sports Platform that if a customer is determined to have violated these restrictions, they will be banned from using the Online Social Fantasy Sports Platform and forfeit all payments made to the Social Fantasy Sports Platform, as well as all prizes won.  The Company also specifically limits the liability of the Company (and various individuals) in the event that a banned customer objects to such an approach taken by the Company.  However, the Company can provide no assurances that a state or other governmental agency may fine the Company or seek to terminate the Company’s Online Social Fantasy Sports Platform if a resident of such a state violates either of these restrictions.  In such an event, any such fines or limitations would most likely result in a termination of the Company’s entire business operations and the complete loss of any investment in the Company.  In addition, the Company can provide no assurances that a customer banned from using the Company’s Online Social Fantasy Sports Platform based on these restrictions will not ignore the limitations on the Company’s liability and seek legal redress in a Court of Law.  If such a lawsuit or lawsuits were initiated against the Company, the costs in responding to and defending the Company may be prohibitive, resulting in the possible cessation of the Company’s business operations and the possible complete loss of any investment in the Company.

The Company May Not be Able to Commercially Develop its Online Gaming Technologies

The Company has concentrated its resources on the development of the Company’s proprietary Online Social Fantasy Sports Platform software and Online Social Fantasy Sports Platform.  The Company’s ability to generate revenue and operate profitably will depend on the Company being able to launch its Online Social Fantasy Sports Platform Website, and attract, secure and retain paying customers. The Company cannot guarantee that the Online Social Fantasy Sports Platform will be sufficient to warrant approval by those who try and use the Company’s Online Social Fantasy Sports Platform. Even if the Company’s Online Gaming Software performs as expected, there is no guarantee that it will be perceived as adding sufficient value to the gaming process relative to competing technologies and/or websites. Without adoption by those who play the types of fantasy online games that amenable our Online Social Fantasy Sports Platform, our Online Gaming Website website will have limited commercial potential which will likely result in the loss of your entire investment.

The Company’s Ability to Succeed Depends on the Company’s Ability to Grow and Achieve Profitability

The introduction of new products and services, and expansion of the Company’s distribution channels will contribute significantly to the Company’s operational results, and the Company will continue to develop new and innovative ways to manufacture its Online Social Fantasy Sports Platform products and services, and to expand the Company’s distribution in order to maintain growth and achieve profitability. The Company’s future operational success and profitability will depend on a number of factors, including, but not limited to:

•

The Company’s ability to manage costs;

•

The increasing level of competition in the Online Gaming Technology Industry;

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•

The Company’s ability to continuously offer new and improved Online Gaming Products;

•

The Company’s ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

The efficiency and effectiveness of the Company’s sales and marketing efforts in building product and brand awareness;

•

The Company’s ability to identify and respond successfully to emerging trends in the Online Gaming Technology Industry;

•

The level of consumer acceptance of the Company’s Online Gaming products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

The Company may not be successful in executing its growth strategy, and even if the Company achieves targeted growth, it may not be able to sustain profitability. Failure to successfully execute any material part of the Company’s growth strategy would significantly impair the Company’s future growth and its ability to attract and sustain investments in the Company’s business.

If the Company Fail to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create and maintain brand awareness for its Online Social Fantasy Sports Platform. This may require a significant amount of capital to allow the Company to market its Online Social Fantasy Sports Platform products and establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than that of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates, and may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

The Company is Reliant on Key Individuals

The Company currently is heavily reliant on the services of two individuals, Mr. Vincent DeBlois, the Company’s Chief Executive Officer and Mr. Marc Fortier, the Company’s Chief Administrative Officer. Further, there can be no assurance that either of them will continue to be employed by the Company for any specific period of time. The departure of either of these key people may negatively affect the Company’s business, unless suitable replacements can be found in a timely fashion. The Company has not purchased key man life insurance for either of these people.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

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Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by a Limited Number of Shareholder

As of August 1st, 2016 the Company’s Managers owned approximately 97% of the Company’s outstanding Common Stock Shares Upon completion of this Offering, the Company’s Management will own approximately 64% of the Company’s outstanding Common Stock Shares of the Company. As a result, even if all of the Shares being offered for sale by this Offering are sold, the Company’s Management will control the election of the directors of the Company and the outcome of any vote on any other matter.

The Company’s Revenues and Operating Results May Fluctuate

The Company’s revenues and operating results may fluctuate from quarter-to-quarter and year-to-year, and are likely to continue to vary due to a number of factors, many of which are not within the Company’s control. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. For these reasons, comparing the Company’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on the Company’s past results as an indication of the Company’s future performance.

Fluctuations in the Company’s operating results and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified through this “Risk Factors” section:

•

The extent of turnover of the Company’s customers in any period;

•

The degree of market acceptance of the Company’s Online Social Fantasy Sports Platform;

•

Development of new competitive Online Social Fantasy Sports Platforms by others;

•

The Company’s response to price competition;

•

Delays between the Company’s expenditures to develop and market new Online Social Fantasy Sports Platform Services and Products in new areas and the generation of sales from those new Online Social Fantasy Sports Platform Services and Products;

•

Changes in the amount that the Company spends to promote its Online Social Fantasy Sports Platform;

•

General economic and industry conditions that affect the Company’s potential customers; and

•

Changes in accounting rules and tax laws.

Due to the foregoing factors, Investors should not rely on quarter-to-quarter or year-to-year comparisons of the Company’s operating results as an indicator of future performance.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and

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uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company has Never Paid Cash Dividends on its Common Stock, and the Company Does Not Anticipate Paying Any Cash Dividends in the Foreseeable Future. Therefore, if the Company’s Common Stock Share Price Does Not Appreciate, Investors in the Company’s Common Stock May Not Gain, and Could Potentially Lose Their Investment in the Company’s Common Stock

The Company has never declared, or paid cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends on its Common Stock after this Offering, or in the foreseeable future. The Company currently intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Company’s Common Stock will be the Investors’ sole source of gain for the foreseeable future.

Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may in the future be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Recreational Marijuana Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their

 pg. 10

Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Online Social Fantasy Sports Platform market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s Online Gaming Products and Services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF NEW CASTLE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 11

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed in June of 2014 as a Delaware Stock Corporation. Upon its formation, the Company issued TWENTY MILLION SHARES of Common Stock.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Vincent Deblois Chief Executive Officer North Lion Holding Corporation 16192 Coastal Highway Lewes, Delaware 19958	Common Stock: 16,200,000 Shares (81%) Preferred Stock: No Shares	Common Stock: 16,200,000 Shares (54.1%) Preferred Stock: No Shares
Mr. Marc Fortier Chief Administrative Officer North Lion Holding Corporation 16192 Coastal Highway Lewes, Delaware 19958	Common Stock: 3,200,000 Shares (16%) Preferred Stock: No Shares	Common Stock: 3,200,000 Shares (10.6%) Preferred Stock: No Shares
Seven Minority Shareholders North Lion Holding Corporation	Common Stock: 600,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 600,000 Shares (2%) Preferred Stock: No Shares
New Shareholders from this Offering North Lion Holding Corporation	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 10,000,000 Shares (33.3%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 12

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Deblois and Fortier, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to North Lion Holding Corporation and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 13

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $3,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company Common Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$2,925,000	97.5%	$225,000	75%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	2.5%	$75,000	25%

Footnotes:

1)

We are offering a maximum of TEN MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

4)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

5)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 14

USE OF INVESTMENT FUND:

1st year estim.	1	2	3	4
Total Revenu	0	0	0	0	0
Total Expenses	2939600	124200	96400	106400	96400
Net (Revenu - Expenses)	-2939600	-124200	-96400	-106400	-96400
	Cash Flow	2875800	2779400	2673000	2576600

Available fund at start of operation	3000000
Total Expenses	2939600
Available fund at the end of the year	60400

OPERATION FEES					
SALARY					
CEO		10000	10000	10000	10000
CFO		5000	5000	5000	5000
IT project manager		8000	8000	8000	8000
Software engineer		5500	5500	5500	5500
Programer – 1		5000	5000	5000	5000
Programer – 2		5000	5000	5000	5000
Programer – 3		5000	5000	5000	5000
Programer – 4		5000	5000	5000	5000
Programer – 5		5000	5000	5000	5000
DBA		6000	6000	6000	6000
Graphist		3500	3500	3500	3500
Customer services employee – 1		3500	3500	3500	3500
Customer services employee – 2		3500	3500	3500	3500
Receptionist		3000	3000	3000	3000
OTHERS					
lawyer fees		10000	10000	10000	10000
Office		5000	5000	5000	5000
Rental		4000	4000	4000	4000
Internet		3000	200	200	200
Computer		15000	0	0	0
Supply		1200	1200	1200	1200
Meeting partnership		3000	3000	3000	3000
Creating challenge		0	0	0	0
Marketing		0	0	0	0
Reserve for unforseen and/or acquisition		0	0	0	0
OTC fees		10000	0	10000	0
Total Expenses		124200	96400	106400	96400

 pg. 15

ITEM 7. DESCRIPTION OF BUSINESS:

WAGERGANG

WagerGang Business Plan

Presented by North Lion Holding Corp

NORTH LION HOLDING

 pg. 16

Executive Summary

North Lion Holding Corporation (the "Company") has a highly skilled business management and IT team (information technology). Every member of our team will put all of their effort into the **WagerGang Online Gaming Platform project**. This is a kind of perseverance and motivation that is sure to make the **WagerGang Oline Gaming Platform project** successful.

Highlights

Financial Overview
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
2015
2016
2017
2018
Sales
Net Profit
Expenses

Objectives

With investment proceeds from this Offering, the Company will able to launch its **WagerGang Online Gaming Platform** within a maximum of 8 months. The Company expects it will be profitable within a year after the launch. The cost of the operation is directly related to user numbers, thus the Company will have almost no risk of deficit when the **WagerGang Online Gaming Platform** is launched. The **WagerGang Online Gaming Platform** will be totally paid, and requires no inventory. no debt. and the **WagerGang Online Gaming Platform** development will follow the user numbers. The Company's main expense will be new features, payment processor fees and customers support, so all of these expense are directly linked to the number of users of the **WagerGang Online Gaming Platfrom**, and can be easily controlled.

Mission Statement

With all of the WagerGang features, we want to transform the act of sports betting into a sport itself. We want to fill the space that is lost when you participate in sports gambling on the Internet with friends. The social media side will be very important. Trash talking, competitions, and challenges; all of this is lost with current online fantasy sports and gambling offers. WAGERGANG IS NOT A BOOKMAKER BUT IS A FANTASY SPORTS PLATFORM.

Description of Business

The **WagerGang Online Gaming Platform** is an innovative concept in the fantasy sports market, more specifically in the popular Sports and E-sports field. It will operate as the first and the most complete fantasy sport betting social media platform. The **WagerGang Online Gaming Platform** is NOT A BOOKMAKER, but is a Fantasy Sports Platform.

 pg. 17

Products and Services

The **WAGERGANG ONLINE GAMING PLATFORM** is an innovative concept in the fantasy sports and e-sports online gaming market. It will operate as the first sports betting social media platform. It will revolutionize the bookmaker as we know it today.

The **WagerGang Online Gaming Platform** distinguishes itself from traditional online gambling and gaming websites by allowing people to bet against other **Wagergang Online Gaming Platform** users instead of playing against the site (bookmaker) itself. That's the social element of betting, which is something that is lost when doing sports gambling on the computer.

The **Wagergang Online Gaming Platform** plans to focuses exclusively on sports and e-sports betting. There will be three types of betting allowed on the site: direct user-to-user bets, open market bets, and external link bets that allow users to post links via their social networks to ask friends and followers to back-up their trash- talking. Users will also be able to test the platform and get experience via the "play money" demo mode with all of the **WagerGang Online Gaming Platform**'s features. the Company want to transform the act of sports betting into a sport itself.

-

 pg. 18

Marketing

Market Analysis

Aimed Market specification follow for USA users:

In 2006 fantasy sports got 19.6 million users

In 2009 fantasy sports got 27 million users

In 2012 fantasy sports got 33.5 million users

In 2014 fantasy sports got 41.5 million users

80% users are Men

Average age: 34 years old

78% have a college degree or higher

They spend an average of 8.67 hours each week in fantasy sports bets

They spend an average of $111 in fees every year.

Sources and Credit: FTSA.org

 pg. 19

QUICK FACTS
About Fantasy Sports
THE AVERAGE FANTASY SPORTS PLAYER
MOBILE USAGE
34
SMS
GROWTH OF FANTASY SPORTS PLAYERS
41,000,000
ANNUAL AVERAGE SPEND
$111

Competition

The Company has two kinds of competitors. The first is the bookmaker itself. The bookmakers and fantasy sports are *"Uber versus Taxi"*. The Company is sure that over the next few years, Bookmakers will lose a lot of users for sports bets since they bet their own users and results are based on a calculation model where users are sure to lose in the medium and long term. With fantasy sports it is Peer to peer, the best win, and it is not based on any odds. Also, since bookmaking is illegal in the United States, the WagerGang Online Gaming Platform is a great opportunity to enter into this industry at the beginning of a new industry.

 pg. 20

A second competitor exists in fantasy sports

Only a few serious fantasy sport companies exist in the market right now, and they are all private companies. They are all profitable. have very steady growth. The most important thing is that no one has the same vision as the **WagerGang Online Gaming Platform.**

None of them is based on a social media engine. When you bet with your friend or with anyone online, every person would like to be able to follow a competitor or friend and interact as much as possible with them. Right now, trash talking. challenges and every social side is lost when you make a sports bet online. The **WagerGran Online Gaming Platform** will change that.

Fantasy sports users spend a lot of time each week for tending to their online gaming bets. so they want to interact with others in their competition. **The WagerGrang Online Gaming Platform** has the opportunity to take a big chunk of this emerging market and the **WagerGang Online Gaming Platform** Social Engine is today 80% ready. When the Company reaches its financing goal, the Company will be able to launch the **WagerGang Online Gaming Platform** within 6 months.

Remember when Facebook shifted Myspace? The **WagerGang Online Gaming Platform** may do the same thing to the other Fantasy sport websites.

The most popular Fantasy sports platforms are Fanduel and Draftking. The Company tested both of them very closely and the **WagerGang Online Gaming Platform** will have lot more social features than Fanduel or Draftkings.

Pricing

The Company will charge 10% user fees to the winner of a challenge. as it's the industries standard. The Company will also have other revenue streams from Online Advertisements and through other partnerships.

Advertising and Promotion

WagerGang Online Gaming Platform users will have a chance to publish their offered or taken challenges on their existing social media like Facebook, Twitter and a few others. To encourage them to publish their activities, the Company will give *WagerGang Points* each time a user publishes elsewhere. With *WagerGang Points*, users will be able to make free challenges with real money prices or order free goodies (with the *WagerGang* name on all the goodies of course ☺)

 pg. 21

The Company will also use Google ads and Facebook ads and other online ads. Since the Company is a fantasy sports platform and not a bookmaker, is allowed to use all of the most popular ads services.

Advancement

-Trademark is registered

-The WagerGrang Online Gaming Platform is 80% ready

-Negotiations with major sports leagues for partnerships has started

-Negotiations to acquire a small fantasy sport for NLHC have started

-Front end features chosen are at 80%

 pg. 22

Appendix

Start-Up Expenses

One Years Expense WagerGang	Amount
IT project Manager	72000
Software engineer	66000
Programmer	60000
Programmer	60000
Programmer	60000
Programmer	60000
Programmer	60000
DBA	72000
Graphist	42000
Receptionist	48000
CEO	180000
CFO	48000
Lawyer	120000
Office	60000
Rental	48000
Internet	5200
Computer	15000
Supply	14400
Partnership	36000
Marketing	240000
OTC fees	50000
	TOTAL
	1344600

 pg. 23

B.

The Offering

The Company is offering a maximum of TEN MILLION Common Stock Shares at a price of $0.30 per Share, with all Shares having a value of $0.001.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s WagerGang Online Social Fantasy Sports Platform products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) of ONE MILLION Common Stock Shares for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Common & Preferred Stock Shares

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common stock will be held as follows:

o

Company Founders

& Current Shareholders

66.7%

o

New Shareholders

33.3%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company has not issued any convertible securities.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

 pg. 24

L.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

M.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

 pg. 25

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in North Lion Holding Corporation.

The Company	North Lion Holding Corporation is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 28 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of ONE HUNDRED Common Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $3,000,000 from Investors.  The securities being offered hereby consists of up to TEN MILLION COMMON Stock Shares of the Company, priced at $0.030 per Share subject to the Company’s discretion to increase the size of the offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLIION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Dividends	The Company has never paid a dividend on the Shares of the Company’s Common Stock and does not plan to do so in the foreseeable future.
Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

 pg. 26

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 2915 Ogletown Road. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was incorporated as a Delaware Stock Corporation in June 2014. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that North Lion Holding Corporation will operate profitably.

Overview:

The Company is the creator of the WagerGang Online Social Fantasy Sports Platform, which is an innovative concept in the online gaming market, more specifically in the fantasy sports field. It will operate at the First Sports Betting Social Media Platform.

 pg. 27

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Vincent DeBlois

Chief Executive Officer

Mr. Deblois is a businessman with more than 14 years of experience. He built up and launched many businesses in the past. As a specialist in structural optimization of new businesses, he can be counted on with his vast knowledge in marketing, IT structure, e-commerce, financial and human resources management. In 2009 He started to work on creating one of the first biggest electronic cigarette brand in Canada. After a year of research and development, the company Zen Cigarette Inc. was officially launched in mai 2010, with Mr. DeBlois as President. He then spent the next two years to develop the company and increase its value. In 2012, the company open a branch in United States for various business advantages in the development of the brand. As Zen Cigarette Inc. Was finally sold in 2014, Mr. DeBlois decided to focus on a new project. With his partner Mr. Fortier, he created the NorthLionHolding Corporation. Since the inception, he spent all his time as President and CEO of the company. He mainly work on the principal project of the company, a fantasy sport platform named WagerGang. As President, his experience, knowledge and vision are major assets for the company.

Mr. Marc Fortier

Vice President & Director

Mr. Fortier is a businessman with many years of experience. He spent the year 2009 to 2010, to finish his Collegial studying attestation in Insurance at Cegep de Ste-Foy in Quebec City. He then worked from 2010 to 2012 as Damages Insurance Agent at Industrielle Alliance, one of the biggest Insurance company in Canada. With his strong skills for sales, marketing, and representation, he joined Zen Cigarette, Inc. as commercial director, in January 2012. Under his direction and help, the company grew and opened a head office in the United States to capture more business advantages. When Zen Cigarette Inc. was sold in the middle of 2014, he created North Lion Holding with his partner Mr. Deblois. He since acts as Vice-president and CAO of the company and he work on the main project of the company, a fantasy sport platform named WagerGang. From November 2014 to November 2015, Mr. Fortier was also Co-owner and Vice-president & general director of operation at Blackware Technologies Inc., a technology company that help all sizes of businesses to improve their IT structure and productivity. By the end of 2015, he finally sold back all his shares in Blackware Technologies Inc. and decided to work full time as CAO of North Lion Holding. His experience includes financial and personal resources management, in addition to new business operational starting structure and IT structure. Since 2015 until now, he spends all his time trying to build value in North Lion Holding and he's in charge of the administrative and accounting sides of the corporation

B. Significant Employees.   All Members of North Lion Holding Corporation as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of North Lion Holding Corporation listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 28

ITEM 11.   EXECUTIVE COMPENSATION.

In July of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of North Lion Holding Corporation will be entitled to receive an annual salary of:

Mr. Vincent DeBlois

Chief Executive Officer

$120,000

Mr. Marc Fortier

Chief Administrative Officer

$60,000

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 29

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed in June of 2014 as a Delaware Stock Corporation. Upon its formation, the Company issued TWENTY MILLION SHARES of Common Stock.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Vincent Deblois Chief Executive Officer North Lion Holding Corporation 16192 Coastal Highway Lewes, Delaware 19958	Common Stock: 16,200,000 Shares (81%) Preferred Stock: No Shares	Common Stock: 16,200,000 Shares (54.1%) Preferred Stock: No Shares
Mr. Marc Fortier Chief Administrative Officer North Lion Holding Corporation 16192 Coastal Highway Lewes, Delaware 19958	Common Stock: 3,200,000 Shares (16%) Preferred Stock: No Shares	Common Stock: 3,200,000 Shares (10.6%) Preferred Stock: No Shares
Seven Minority Shareholders North Lion Holding Corporation	Common Stock: 600,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 600,000 Shares (2%) Preferred Stock: No Shares
New Shareholders from this Offering North Lion Holding Corporation	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 10,000,000 Shares (33.3%) Preferred Stock: No Shares

 pg. 30

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority voting shareholders are Mr. Vincent DeBlois, the Company’s Chief Executive Officer; and Mr. Marc Fortier, the Company’s Chief Administrative Officer. These two Shareholders currently own the majority of the issued and outstanding controlling Common Stock of the Company. Consequently, these two shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. DeBlois and Mr. Fortier thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 31

ITEM 14. SECURITIES BEING OFFERED.

Common Stock Shares

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Deblois and Fortier, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to North Lion Holding Corporation and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delaware for agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

 pg. 32

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 50,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of August 1st, 2016 – 20,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.   None.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of August 1st, 2016, there were 20,000,000 shares of the Company’s Common Stock outstanding, which were held of record by approximately 9 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

 pg. 33

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 34

FINANCIAL STATEMENTS SECTION:

 pg. 35

NORTH LION HOLDING CORP.
FINANCIAL STATEMENTS

CONTENTS:

Balance Sheet as of December 31, 2015	F-2
Statement of Operations for the period from July 17, 2014 to December 31, 2014 and for the Year Ended December 31, 2015	F-3
Statements of Stockholder's Deficit for the period from July 17, 2014 to December 31, 2014 and for the Year Ended December 31, 2015	F-4
Statements of Cash Flows for the period from July 17, 2014 to December 31, 2014 and for the Year Ended December 31, 2015	F-5
Notes to the Financial Statements	F-6

F-1

 pg. 36

NORTH LION HOLDING CORP.
BALANCE SHEET
as of

ASSETS	Dec. 31, 2014	Dec. 31, 2015
	$	$
Current Assets:		
Cash	13,670	(27)
Notes Receivable	243	0
Total Current Assets	13,913	(27)
Other Assets:		
Website	3,000	3,000
Accrued Depreciation	(500)	(1,500)
Total Other Assets	2,500	1,500
TOTAL ASSETS	16,413	1,473
LIABILITIES AND STOCKHOLDER'S EQUITY		
Current liabilities:	0	0
Total Current Liabilities	0	0
Total Liabilities	0	0
Stockholders' Equity		
Common Stock, 1,500 Authorized, 928 Issued & Outstanding	250	18,69
Paid In Capital		
Prior Accumulated Retained Earnings		16,413
Current net profit (loss)	16,163	(33,630)
Less: Dividends		
Total Shareholders' Equity	16,413	1,473
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	16,413	1,473

The accompanying notes are an integral part of these financial statements.

F-2

 pg. 37

NORTH LION HOLDING CORP.
STATEMENT OF OPERATIONS

	From July 17, 2014 to December 31, 2014	From January 1, 2015 to December 31, 2015
		$
Revenue	75,301	9,733
Operating expenses:		
General and Administrative	3,004	2,017
Executive Compensation	33,634	20,922
Professional Fees	20,389	18,558
Depreciation	500	1,000
Travel	1,611	623
Total operating expenses	59,138	43,120
Bad Debt		243
Net Profit (loss)	16,163	(33,630)

The accompanying notes are an integral part of these financial statements.

F-3

 pg. 38

NORTH LION HOLDING CORP.
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of June 24, 2014 (inception) to December 31, 2015

	Common Stock		Net Income (Loss)	Retained Earnings	Total Stockholder's Deficit
	Shares	Amount			
		$	$	$	$
Beginning Balance, June 24, 2014 (Inception)	-	-			
Issuance of Common Stock	901	250	-	0	250
Net Income (Loss)	-		16,163		16,163
Ending Balance, December 31, 2014	901	250	-		16,413
Issuance of Common Stock	27	18,690			18,690
Net Income (Loss)	-		(33,630)		(33,630)
Ending Balance, December 31, 2015	928	18,940	(17,467)		1,473

The accompanying notes are an integral part of these financial statements.

F-4

 pg. 39

NORTH LION HOLDING CORP.
STATEMENT OF CASH FLOWS
FROM THE PERIOD July 17, 2014 (INCEPTION) TO December 31, 2015

	From July 17, 2014 (Inception) to December 31, 2014	From January 1, 2015 to December 31, 2015
		$
Cash Flows from Operating Activities		
Net Profit (loss)	16,163	(33,630)
Depreciation	500	1,000
Net cash used in operating activities	16,663	(32,630)
Cash Flows from Financing Activities		
Proceeds from note payable		
Proceeds from sale of common stock	250	18,690
Net cash provided by Financing Activities	250	18,690
Cash Flows from Investing Activities		
Purchase website costs	(3,000)	
Payments from notes receivable	(243)	
Bad Debt		243
Net cash provided by Investing Activities	(3,243)	243
Net Increase In Cash	13,670	(13,697)
Cash – Beginning	0	13,670
Cash – Ending	13,670	(27)

The accompanying notes are an integral part of these financial statements.

F-5

 pg. 40

Note 1 - Organization and Operations

NorthLionHolding Corp.

NorthLionHolding Corp. (the "Company") was incorporated on June 24th, 2014 under the laws of the State of Delaware. The Company work as a management company.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company's financial condition and results and require management's most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company's significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company's financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal Year-End

The Company elected December 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company's critical accounting estimates and assumptions affecting the financial statements were as follows:

(i) *Assumption as a going concern* : Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of

F-6

 pg. 41

which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company's financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

F-7

 pg. 42

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates ("Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

F-8

 pg. 43

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

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Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity's governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information

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provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 *"Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15")*.

In connection with preparing financial statements for each annual and interim reporting period, an entity's management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the *financial statements are issued* (or within one year after the date that the *financial statements are available to be issued* when applicable). Management's evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the *financial statements are issued* (or at the date that the *financial statements are available to be issued* when applicable). Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term *probable* is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity's ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management's plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management's plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a. Principal conditions or events that raised substantial doubt about the entity's ability to continue as a going concern (before consideration of management's plans)

b. Management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations

c. Management's plans that alleviated substantial doubt about the entity's ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, an entity should include a

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statement in the footnotes indicating that there is ***substantial doubt about the entity's ability to continue as a going concern*** within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a. Principal conditions or events that raise substantial doubt about the entity's ability to continue as a going concern

b. Management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations

c. Management's plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – Stockholder's Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is 1500 of Common Stock.

Common Stock

Upon formation the Company sold 901 shares of common stock to the president and vice-president of the Company for $250 and 27 shares of common stock to different shareholder, president's family member and close friends for $18,690.

Note 5 – Related Parties Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship
Vincent Dublois	President
Marc Fortier	Vice-President & secretary
Zen ecigarette inc.	Company controled by the President and Vice-President

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Note 6 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through January 15, 2016, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

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SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on ______________.

North Lion Holding Corporation

By: Mr. Vincent DeBlois

___/s/ Vincent DeBlois__________

Name: Mr. Vincent DeBlois

Title: Chief Executive Officer

___________________________________________________________________________

By: Mr. Marc Fortier

__/s/ Marc Fortier_____________________

Name: Mr. Marc Fortier

Title: Chief Administrative Officer

___________________________________________________________________________________

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EXHIBITS:

EXHIBIT	DESCRIPTION	PAGES
A	Investment Subscription Agreement North Lion Holding Corporation	Included
B	Articles of Incorporation North Lion Holding Corporation	Included

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